Year Ended April 30, 2004

John Hancock Investment Trust III
- John Hancock Mid Cap Growth Fund
Series - 4
NAV per share - Class C      $7.71
NAV per share - Class I       $8.58

- John Hancock International Fund
Series - 5
NAV per share - Class C     $6.21
NAV per share - Class I      $6.79

- John Hancock Large Cap Growth Fund
Series - 6
NAV per share - Class C     $8.69